Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TO TENDER CLASS A LIMITED VOTING SHARES OF

BROOKFIELD CORPORATION

Pursuant to the offer to exchange up to 40,000,000 of issued and outstanding Class A Limited Voting Shares of BROOKFIELD CORPORATION for up to 40,000,000 of class A-1 exchangeable non-voting shares of BROOKFIELD REINSURANCE LTD.

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON NOVEMBER 13, 2023,

UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

Office of the Depositary, TSX Trust Company:

For Delivery by Regular Mail, Registered Mail, Hand or Courier

TSX Trust Company

100 Adelaide St. West, Suite 301,

Toronto, ON M5H 4H1

Attention: Corporate Actions

For inquiries:

Telephone: 416-682-3860

Toll Free (North America): 1-800-387-0825

E-mail: shareholderinquiries@tmx.com

Brookfield Corporation: Telephone: (416) 359-8647 E-mail: enquiries@brookfield.com	Brookfield Reinsurance Ltd.: Telephone: (416) 956-5141 E-mail: bnre.enquiries@brookfield.com

This Letter of Transmittal is to be used only if certificates for the Class A Limited Voting Shares (“Brookfield Class A Shares”) of Brookfield Corporation are forwarded with it or if the Brookfield Class A Shares are held through the Direct Registration System (“DRS”) maintained by TSX Trust (defined below). If you wish to tender uncertificated Brookfield Class A Shares held through DRS, you are only required to complete this Letter of Transmittal and have it delivered to the Depositary (as defined below) (i.e., you do not need to obtain and deliver a DRS statement for such holdings of Brookfield Class A Shares).

TO:	Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”)

AND TO:	Brookfield Corporation (“Brookfield Corporation”)

AND TO:	TSX Trust Company, as depositary (the “Depositary” or “TSX Trust”)

The undersigned delivers to Brookfield Reinsurance the enclosed certificate(s) for Brookfield Class A Shares and, subject only to the provisions of the Offer to Exchange dated October 11, 2023 and the accompanying Circular (the “Offer to Exchange and Circular”) regarding withdrawal, irrevocably accepts the Offer described below for such Brookfield Class A Shares upon the terms and subject to the conditions contained in the Offer to Exchange and Circular.

DESCRIPTION OF BROOKFIELD CLASS A SHARES TENDERED (See Instructions 3 and 4)

Certificate Number / DRS Account Number(s)	Name in which Registered	Number of Brookfield Class A Shares Represented by Certificate / DRS Position	Number of Brookfield Class A Shares Tendered*

Total

*

If you desire to tender fewer than all Brookfield Class A Shares evidenced by any certificates / DRS Account Number(s) listed above, indicate in this column the number of Brookfield Class A Shares you wish to tender. Otherwise, all Brookfield Class A Shares evidenced by such certificates / DRS Account Number(s) will be considered to have been tendered. See Instruction 4 in this Letter of Transmittal.

*

A certificate number does not need to be provided if the Brookfield Class A Shares are represented by a DRS position. DRS is a system that allows the Brookfield Class A Shares to be held in book-entry form without having a physical certificate issued as evidence of ownership. Instead, the Brookfield Class A Shares are held and registered electronically in the record systems of an issuer’s transfer agent, which can be confirmed in the DRS position.

Delivery of this instrument to an address other than the address of the Depositary shown above does not constitute a valid delivery. Deliveries to Brookfield Reinsurance or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

The Instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Questions and requests for assistance may be directed to Brookfield Corporation or TSX Trust at the address and telephone number set forth on the cover page of this Letter of Transmittal.

The undersigned hereby tenders to Brookfield Reinsurance the Brookfield Class A Shares in exchange for an equal number of newly issued class A-1 exchangeable non-voting shares (“class A-1 exchangeable shares”) of Brookfield Reinsurance. Each Brookfield Shareholder who has properly tendered Brookfield Class A Shares, and who has not properly withdrawn such Brookfield Class A Shares, will receive one class A-1 exchangeable share for each Brookfield Class A Share exchanged, on the terms and subject to the conditions set forth in the Offer to Exchange and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery (which documents, as amended or supplemented from time to time, collectively constitute the “Offer”).

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used and not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Exchange and Circular that accompanies this Letter of Transmittal. In the case of any inconsistency between the terms of this Letter of Transmittal and the Offer to Exchange and Circular, the terms of the Offer to Exchange and Circular shall prevail.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificates for the Brookfield Class A Shares tendered pursuant to the Offer. Brookfield Shareholders whose certificates are not immediately available or who cannot deliver to the Depositary their certificates for Brookfield Class A Shares and all other documents which this Letter of Transmittal requires prior to 5:00 p.m. (Eastern Time) on November 13, 2023 (or such later time and date to which the Offer is extended, the “Expiration Time”) or who cannot complete the procedures for book-entry transfer prior to the Expiration Time, may only tender their Brookfield Class A Shares according to the guaranteed delivery procedure set forth under Section 5 in the Offer to Exchange and Circular, “Procedure for Tendering Brookfield Class A Shares”. See Instruction 2 in this Letter of Transmittal.

Brookfield Shareholders should carefully consider the income tax consequences of tendering Brookfield Class A Shares under the Offer. See Section 14 of the Offer to Exchange and Circular, “Certain Material

United States Federal Income Tax Considerations” and Section 15 of the Offer to Exchange and Circular, “Certain Material Canadian Federal Income Tax Considerations” that accompanies this Letter of Transmittal.

Subject to and effective upon acceptance for the exchange of the Brookfield Class A Shares tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Brookfield Reinsurance all rights, title and interest in and to all Brookfield Class A Shares tendered hereby, and in and to any and all rights, benefits and claims in respect thereof or arising, or having arisen as a result of the undersigned’s status as a Brookfield Shareholder and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Brookfield Class A Shares or any of them on or after the date upon which the Brookfield Class A Shares are taken up and exchanged under the Offer, and hereby irrevocably constitutes and appoints the Depositary and any officer of Brookfield Reinsurance as attorney-in-fact of the undersigned with respect to such Brookfield Class A Shares, effective from the time Brookfield Reinsurance takes up and exchanges such Brookfield Class A Shares with class A-1 exchangeable shares, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

(a)

deliver certificates for such Brookfield Class A Shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of Brookfield Reinsurance upon receipt by the Depositary, as the undersigned’s agent, of the class A-1 exchangeable shares;

(b)	present certificates or DRS positions for such Brookfield Class A Shares for cancellation and transfer on Brookfield Corporation’s books; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Brookfield Class A Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that:

(a)

the undersigned understands that tendering Brookfield Class A Shares as described in the Offer to Exchange and Circular and the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation that (i) the undersigned has a “net long position” in Brookfield Class A Shares being tendered or equivalent securities at least equal to the Brookfield Class A Shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such tender of Brookfield Class A Shares complies with Rule 14e-4 under the Exchange Act;

(b)

the undersigned has full power and authority to tender, sell, assign and transfer the deposited Brookfield Class A Shares and any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect of the deposited Brookfield Class A Shares with a record date on or after the date that Brookfield Reinsurance takes up and accepts for exchange the deposited Brookfield Class A Shares and that, if the tendered Brookfield Class A Shares are taken up and accepted for exchange by Brookfield Reinsurance, Brookfield Reinsurance will acquire good and marketable title thereto, free and clear of all liens, charges, claims, encumbrances, security interests, restrictions and equities whatsoever, together with all rights and benefits arising therefrom;

(c)

on request, the undersigned will execute and deliver any additional documents that the Depositary, Brookfield Corporation or Brookfield Reinsurance deems necessary or desirable to complete the assignment, transfer, and exchange of the Brookfield Class A Shares tendered hereby; and

(d)	the undersigned has read and agrees to all of the terms of the Offer.

The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates or DRS positions representing Brookfield Class A Shares tendered hereby. The certificates or DRS positions representing Brookfield Class A Shares tendered and the number of Brookfield Class A Shares that the undersigned wishes to tender should all be indicated in the appropriate boxes.

The undersigned understands that, upon the terms and subject to the conditions of the Offer (including the pro-ration provisions described in the Offer), and subject to and in accordance with applicable Canadian and United States securities laws, all Brookfield Class A Shares properly tendered and not properly withdrawn will be exchanged for one class A-1 exchangeable share for each Brookfield Class A Share exchanged. Certificates for all Brookfield Class A Shares not exchanged under the Offer (including Brookfield Class A Shares not exchanged because of pro-ration, improper tenders or Brookfield Class A Shares not taken up due to termination of the Offer), or properly withdrawn, will be returned (in the case of certificates representing Brookfield Class A Shares all of which are not exchanged) or replaced with new certificates or the equivalent DRS position representing the balance of Brookfield Class A Shares not exchanged (in the case of certificates representing Brookfield Class A Shares of which less than all are exchanged), promptly after the Expiration Time or the date of withdrawal of the Brookfield Class A Shares, without expense to the Brookfield Shareholder. In the case of Brookfield Class A Shares tendered through DRS, such Brookfield Class A Shares will be credited to the appropriate account, without expense to the Brookfield Shareholder.

The undersigned understands that if the aggregate number of Brookfield Class A Shares properly tendered and not properly withdrawn pursuant to the Offer by Brookfield Shareholders exceeds 40,000,000 Brookfield Class A Shares, Brookfield Reinsurance will accept 40,000,000 Brookfield Class A Shares for exchange on a pro rata basis according to the total number of Brookfield Class A Shares tendered. See Section 3 of the Offer to Exchange and Circular, “Number of Brookfield Class A Shares and Pro-Ration of Tenders”. Brookfield Reinsurance’s determination as to pro-ration will be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law. Brookfield Reinsurance will not take up or deliver any fractional shares in connection with the Offer. If necessary to avoid the creation of a fractional share, the number of Brookfield Class A Shares to be acquired from a registered holder will be rounded down to the closest whole number, and the remaining whole number of Brookfield Class A Shares not acquired will be returned to the tendering Brookfield Shareholders.

The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange and Circular, Brookfield Reinsurance may terminate or amend the Offer or may not be required to exchange any of the Brookfield Class A Shares tendered hereby or may accept for payment, in accordance with the applicable pro-ration provisions relating to Brookfield Class A Shares tendered, fewer than all of the Brookfield Class A Shares tendered hereby. The undersigned understands and acknowledges that certificate(s) for any Brookfield Class A Shares not tendered or not exchanged will be returned to the undersigned at the address indicated on record, unless otherwise indicated under Box C below, or replaced with new certificates representing the balance of Brookfield Class A Shares not exchanged, promptly after the Expiration Time or the date of withdrawal of the Brookfield Class A Shares, without expense to the Brookfield Shareholder. In the case of Brookfield Class A Shares tendered through DRS, such Brookfield Class A Shares will be credited to the appropriate account, without expense to the Brookfield Shareholder. The undersigned recognizes that Brookfield Reinsurance has no obligation, pursuant to the Exchange and Delivery Instruction, to transfer any certificates for Brookfield Class A Shares from the name of the registered owner.

The undersigned understands and acknowledges that acceptance of Brookfield Class A Shares by Brookfield Reinsurance for exchange will constitute a binding agreement between the undersigned and Brookfield Reinsurance, effective as of the Expiration Time, upon the terms and subject to the conditions of the Offer.

The undersigned understands and acknowledges that the issuance of class A-1 exchangeable shares for Brookfield Class A Shares accepted for exchange pursuant to the Offer will be made by Brookfield Reinsurance by delivering the aggregate number of tendered Brookfield Class A Shares to the Depositary, which will act as agent for Brookfield Shareholders who have properly tendered Brookfield Class A Shares in acceptance of the Offer and have not withdrawn them, for the purposes of issuing the class A-1 exchangeable shares to such Brookfield Shareholders. The undersigned further understands and acknowledges that receipt by the Depositary from Brookfield Reinsurance of class A-1 exchangeable shares in exchange for such Brookfield Class A Shares will be deemed to constitute receipt of payment by such Brookfield Shareholders. Under no circumstances will additional class A-1 exchangeable shares be issued by reason of any delay in the exchange for any Brookfield Class A Shares or otherwise.

The undersigned instructs Brookfield Reinsurance and the Depositary to issue the class A-1 exchangeable shares as consideration under the Offer (subject to applicable withholding taxes, if any) for such of the tendered Brookfield Class A Shares as are exchanged to the order of the undersigned or the name indicated in Box D and mailed to the address indicated in Box B.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Exchange and Circular, this tender is irrevocable.

If a certificate for Brookfield Class A Shares has been lost, stolen or destroyed, promptly notify the Depositary at the phone number or address of the Depositary shown above. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Brookfield Shareholders are requested to contract the Depositary immediately in order to permit timely processing of this documentation.

The undersigned agrees not to vote any of the tendered Brookfield Class A Shares taken up and exchanged under the Offer, or distributions on such Brookfield Class A Shares consisting of securities, at any meeting and not to exercise any of the other rights or privileges attaching to any of such tendered Brookfield Class A Shares or distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to Brookfield Reinsurance, provided not contrary to any applicable law, at any time and from time to time, as and when requested by, and at the expense of Brookfield Reinsurance, any and all instructions of proxy, authorization or consent, in form and on terms satisfactory to Brookfield Reinsurance, in respect of any such tendered Brookfield Class A Shares or distributions consisting of securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by Brookfield Reinsurance as the proxyholder of the undersigned in respect of such tendered Brookfield Class A Shares or distributions consisting of securities.

BOX A ISSUE CERTIFICATE OR DRS POSITIONS IN THE NAME OF: (please print)	BOX B SEND CERTIFICATE OR DRS POSITIONS (unless Box “C” is checked) TO:

(NAME)

(STREET ADDRESS & NUMBER)	(NAME)

(CITY AND PROVINCE/STATE)	(STREET ADDRESS & NUMBER)

(COUNTRY AND POSTAL/ZIP CODE)	(CITY AND PROVINCE/STATE)

(TELEPHONE NUMBER (BUSINESS HOURS)	(COUNTRY AND POSTAL/ZIP CODE)

(SOCIAL INSURANCE OR SOCIAL SECURITY NUMBER)

BOX C

HOLD FOR PICK-UP

☐	Hold certificates or DRS positions for class A-1 exchangeable shares for pick-up.

BOX D

NOTICE OF GUARANTEED DELIVERY

☐	Check here if certificates for tendered Brookfield Class A Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution Which Guaranteed Delivery:

BOX E

BROOKFIELD CLASS A SHAREHOLDER SIGNATURE

Must be duly executed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter to Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other legal representative acting in a fiduciary or representative capacity, please set forth the full title.

AUTHORIZED SIGNATURE:	AREA CODE AND PHONE NUMBER

NAME(S):	DATE:

CAPACITY	U.S. Brookfield Shareholders must provide their Taxpayer Identification No. or Social Security No. and complete IRS Form W-9; Canadian Brookfield Shareholders must provide their Social Insurance No.

ADDRESS

SSN, SIN, TIN, etc.

BOX F

JURISDICTION OF RESIDENCE

(Please check the appropriate box)

I/we hereby declare that the registered holder(s) of the certificates tendered hereunder:

☐	IS/ARE

☐	IS NOT/ARE NOT

resident(s) of Canada for purposes of the Income Tax Act (Canada).

Note: A non-resident of Canada is a person that is not resident, or deemed not to be resident, in Canada for purposes of the Income Tax Act (Canada) or a partnership that is not a “Canadian partnership” as defined in the Income Tax Act (Canada).

BOX G SIGNATURE GUARANTEE (SEE INSTRUCTION 1, 2, & 7)

(AUTHORIZED SIGNATURE – GUARANTOR)

(NAME)

(TITLE)

(FIRM)

(TELEPHONE NUMBER)

(E-MAIL ADDRESS)

(DATE)

INSTRUCTIONS

Forming Part of the Terms of the Offer

1.	Signature Guarantees.

No guarantee of a signature is required if either:

(a)

this Letter of Transmittal is duly executed by the registered holder of the Brookfield Class A Shares tendered with this Letter of Transmittal exactly as the name of the registered holder appears on the DRS position, ownership statement or Brookfield Class A Share certificate tendered herewith, and exchange and delivery are to be made directly to such registered holder pursuant to the information provided in Box A and Box B, if applicable, above; or

(b)

such Brookfield Class A Shares are tendered for the account of a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box G – “Signature Guarantee”. See Instruction 7 in this Letter of Transmittal.

2.	Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.

Certificates for all physically tendered Brookfield Class A Shares together with a properly completed and duly executed Letter of Transmittal or a manually executed facsimile thereof, and any other documents required by this Letter of Transmittal, should be hand delivered, couriered or mailed to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to the Expiration Time.

Brookfield Shareholders whose certificates are not immediately available or who cannot deliver certificates for Brookfield Class A Shares and all other required documents to the Depositary prior to the Expiration Time, or the procedures for book-entry transfer cannot be completed on a timely basis, may only tender their Brookfield Class A Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery substantially in the form provided (or an executed facsimile thereof) by Brookfield Reinsurance with the Offer to Exchange and Circular to the Depositary prior to the Expiration Time, which must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, and by otherwise complying with this guaranteed delivery procedure as set forth in Section 5 of the Offer to Exchange and Circular, “Procedure for Tendering Brookfield Class A Shares – Procedure for Guaranteed Delivery”. Pursuant to such guaranteed delivery procedure, the certificates for all physically tendered Brookfield Class A Shares, as well as a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof), or a Book-Entry Confirmation or Agent’s Message in lieu thereof in the case of a book-entry transfer, relating to such Brookfield Class A Shares, with signatures guaranteed if so required in accordance with this Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by the Toronto, Ontario office of the Depositary, before 5:00 p.m. (Eastern time) on or before the second trading day on the Toronto Stock Exchange and the New York Stock Exchange after the Expiration Time.

The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by electronic transmission to the Toronto, Ontario office of the Depositary listed in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. For Brookfield Class A Shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery prior to the Expiration Time.

Notwithstanding any other provision hereof, the exchange of Brookfield Class A Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Brookfield Class A Shares, or timely confirmation of the book-entry transfer of such Brookfield Class A Shares, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) relating to such Brookfield Class A Shares, with signatures that are guaranteed if so required, or a Book-Entry Confirmation or Agent’s Message and any other documents required by the Letter of Transmittal.

The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently delivered.

The method of delivery of certificates representing Brookfield Class A Shares and all other required documents is at the option and sole risk of the tendering Brookfield Shareholder. If certificates representing Brookfield Class A Shares are to be sent by mail, registered mail that is properly insured is recommended and it is suggested that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Depositary prior to such time. Delivery of a certificate representing Brookfield Class A Shares will only be deemed to occur upon actual receipt by the Depositary of such certificate.

Brookfield Reinsurance will not exchange any fractional Brookfield Class A Shares, nor will it accept any alternative, conditional or contingent tenders. All tendering Brookfield Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it), waive any right to receive any notice of the acceptance of their tender.

3.	Inadequate Space.

If the space provided in the Box captioned “Description of Brookfield Class A Shares Tendered” is inadequate, the certificate numbers and/or the number of Brookfield Class A Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	Partial Tenders and Unexchanged Brookfield Class A Shares.

If fewer than all of the Brookfield Class A Shares evidenced by any certificate or by any DRS position are to be tendered, fill in the number of Brookfield Class A Shares which are to be tendered in the box entitled “Number of Brookfield Class A Shares Tendered”. In such case, if any tendered Brookfield Class A Shares are exchanged, a new certificate or DRS position for the remainder of the Brookfield Class A Shares evidenced by the old certificate(s) or DRS position(s) will be issued and sent to the address indicated in Box B, unless otherwise indicated under Box C on this Letter of Transmittal, promptly after the Expiration Time. All Brookfield Class A Shares represented by the certificate(s) or DRS advice(s) listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

5.	Signatures on Letter of Transmittal, Transfer Power and Endorsements.

(a)

If Box E in this Letter of Transmittal is signed by the registered owner(s) of the Brookfield Class A Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate or DRS position without any change whatsoever.

(b)	If the Brookfield Class A Shares are registered in the names of the two or more joint owners, each such owner must sign in Box E in this Letter of Transmittal.

(c)

If any tendered Brookfield Class A Shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)

When this Letter of Transmittal is duly executed by the registered owner(s) of the Brookfield Class A Shares listed and transmitted hereby, no endorsements of certificate(s) or DRS position(s) representing such Brookfield Class A Shares or separate stock powers are required unless an exchange is to be made, or the certificates for Brookfield Class A Shares not tendered by the undersigned or not exchanged by Brookfield Reinsurance, are to be issued, to a person other than the registered owner(s). Any signature(s) required on such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is duly executed by a person other than the registered owner of the certificate(s) or DRS position(s) listed, the certificates must be endorsed or accompanied by appropriate transfer powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and signatures on such certificate(s), DRS position(s) or transfer power(s) must be guaranteed by an Eligible Institution. See Instruction 1 in this Letter of Transmittal.

(e)

If this Letter of Transmittal or any certificates or transfer powers are duly executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Brookfield Reinsurance or the Depositary of their authority to so act.

6.	Exchange and Delivery Instruction.

The signatory of this Letter of Transmittal must identify to whom certificates or DRS positions should be issued by completing Box A. Such certificates will be sent to the address indicated in Box B, unless a certificate or DRS position evidencing the Brookfield Class A Shares tendered is to be held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, in which case Box C (with the box for “pick-up” checked) on this Letter of Transmittal must be completed.

7.	Jurisdiction of Residence.

Each Brookfield Shareholder tendering Brookfield Class A Shares to the Depositary must represent as to whether or not such Brookfield Shareholder is a resident of Canada for the purposes of the Income Tax Act (Canada) by completing Box F. If no box is checked in Box F – “Jurisdiction of Residence”, no valid tender is made.

8.	Irregularities.

All questions as to the number of Brookfield Class A Shares to be taken up and exchanged, the number of Shares to be paid in consideration thereof, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Brookfield Class A Shares will be determined by Brookfield Reinsurance, in its sole discretion, which determination will be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law. Brookfield Reinsurance reserves the absolute right to reject any or all tenders of Brookfield Class A Shares determined by them in its sole discretion not to be in proper form or not completed in accordance with the instructions set forth herein and in the Offer or the acceptance for payment of, or payment for, which may, in the opinion of Brookfield Reinsurance’s counsel, be unlawful. Brookfield Reinsurance also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular Brookfield Class A Shares, in each case prior to the Expiration Time. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Brookfield Reinsurance shall determine. No individual tender of Brookfield Class A Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Brookfield Reinsurance will not be liable for failure to waive any condition of the Offer or any defect or irregularity in any tender of Brookfield Class A Shares. None of Brookfield Reinsurance, Brookfield Corporation, the Depositary or any other person will be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Brookfield Reinsurance’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding, except as otherwise finally determined in a subsequent judicial proceeding in a court of competent jurisdiction or as required by law.

9.	Questions and Requests for Assistance and Additional Copies.

Questions and requests for assistance may be directed to Brookfield Reinsurance or the Depositary at the addresses and telephone numbers set forth herein. Additional copies of the Offer to Exchange and Circular and this Letter of Transmittal and copies of the Notice of Guaranteed Delivery may be obtained from the Depositary or from your local broker, dealer, commercial bank or trust company.

10.	Governing Law.

The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and applicable U.S. securities laws.

IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificates for Brookfield Class A Shares and all other required documents) or the Notice of Guaranteed Delivery, where applicable, must be received by the Depositary on or before the Expiration Time.